UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

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PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002

(Address of Principal Executive Office) (Zip Code)

(713) 227-0480
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 27, 2014, Propell Technologies Group, Inc. (the “Company”),  sold an aggregate of 3,503,332 units at a per unit price of $0.15, each unit consisting of one share of the Company’s common stock par value $.001 (the “Common Stock”) and a five year warrant to acquire one half of a share of the Company’s Common Stock at an exercise price of $0.25 per share, to seven accredited investors for aggregate gross cash proceeds of $525,499.80 pursuant to separate Securities Purchase Agreements entered into with each investor (the “Purchase Agreements”).   The Company intends to use the net proceeds of the above-described offering (the “Offering”) for working capital and general corporate purposes. The sale was part of a private placement offering in which the Company offered for sale on a “best efforts–all or none” basis up to 3,333,333 units (gross proceeds of approximately $500,000 and on a “best efforts” basis the remaining 10,000,001 units for a maximum of 13,333,334 units (gross proceeds of approximately $2,000,000).

The Company retained Paulson Investment Company, Inc. (the “Placement Agent”) as the exclusive Placement Agent for the Offering. In connection therewith, the Company agreed to pay the Placement Agent a 10% commission from the gross proceeds of the Offering ($52,549.98) and a non-accountable expense allowance of 3% of the gross proceeds of the Offering ($15,765). In addition, the Company has agreed to reimburse the Placement Agent for FINRA filing fees and related legal fees incurred by it in connection with the Offering. The Placement Agent also received warrants to purchase 525,500 shares of Common Stock, representing 15% of the number of Units sold in the Offering (the “Placement Agent Warrants”), exercisable at $0.25 per share of Common Stock for a period of five years.   In addition, the Placement Agent received a right of first refusal to participate as a placement agent in future financings of debt or equity securities of the Company for 12 months following the last closing in the Offering and the right for one year to nominate a board observer; provided, however that the participation right and board observer right terminates upon certain substantial investments in the Company.

Each investor also entered into a Registration Rights Agreement with the Company under which the Company is obligated to file a registration statement with the Securities and Exchange Commission registering the Common Stock and shares of Common Stock underlying the Warrants within 60 days following the Closing.

The foregoing descriptions of the Placement Agent Agreement, the Registration Rights Agreement, the Warrants and the Purchase Agreement are qualified in their entirety by reference to the full text of the Placement Agent Agreement, Registration Rights Agreement, Warrant, and Purchase Agreement attached as Items 1.1, 4.1, 4.2, and 10.1, respectively.

Item 3.02   Unregistered Sales of Equity Securities.

The shares of Common Stock and Warrants sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement dated April 15, 2014 with Paulson Investment Company, Inc.
4.1	Form of Registration Rights Agreement
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John Huemoeller
Name:	John Huemoeller
Title:	Chief Executive Officer

Date: July 3, 2014